UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009
GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
21700 Atlantic Blvd.
Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 480-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Item 7.01 Regulation FD Disclosure.
On September 11, 2009, GeoEye, Inc. (the “Company”) issued a press release announcing that the Company commenced a tender offer and consent solicitation (the “Offer”) for any and all of its $250.0 million in aggregate principal amount of Senior Secured Floating Rate Notes due 2012 (the “Notes”), plus accrued and unpaid interest. The tender offer is contingent upon the satisfaction of certain conditions including (a) the consummation of a financing on terms satisfactory to the Company and resulting in the receipt by the Company of proceeds in an amount sufficient to finance the Offer and the redemption of any Notes that remain outstanding after the expiration of the Offer and (b) the receipt of requisite consents in order to adopt the proposed amendments to the indenture governing the Notes. A copy of the Company’s press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated September 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2009	GEOEYE, INC.
	By:	/s/ Joseph F. Greeves

Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 11, 2009